Exhibit 10.10

THIS TRANSACTION AND ADVISORY FEE AGREEMENT (this “Agreement”) is dated as of April 10, 2007 and is between PTS Acquisition Corp, a Delaware corporation (together with its successors, the “Company”) and Blackstone Management Partners V L.L.C., a Delaware limited liability company (“BMP”), Genstar Capital, LLC (“GCL”) and Aisling Capital, LLC. (“ASL”, together with BMP and GCL, the “Advisors”).

BACKGROUND

1. Phoenix Charter LLC, a Delaware limited liability company (“Phoenix Charter”) and Cardinal Health, Inc., an Ohio corporation (“Cardinal Health”) are parties a purchase and sale agreement, dated as of January 25, 2007 (as amended, supplemented or modified from time to time, the “Purchase Agreement”), relating to the acquisition (the “Acquisition”) of the Pharmaceutical Technologies and Services segment of Cardinal Health, including the issued and outstanding shares of capital stock in Cardinal Health 409, Inc., a Delaware corporation (“CAH 409”).

2. Phoenix Charter has assigned its rights and obligations under the Purchase Agreement to the Company pursuant to an assignment and assumption agreement between Phoenix Charter and the Company. dated as of April 10, 2007.

3. Immediately following the consummation of the Acquisition, the Company will merge with and into CAH 409, with CAH 409 as the surviving entity, and pursuant to which the obligations of the Company will become those of CAH 409.

4. BMP has expertise in the areas of finance, strategy, investment, acquisitions and other matters relating to the Company and its business and has facilitated the Acquisition and certain other related transactions (collectively, the “Transactions”) through its provision of financial and structural analysis, due diligence investigations, other advice and negotiation assistance with all relevant parties to the Transactions. BMP has also provided advice and negotiation assistance with relevant parties in connection with the financing of certain of the Transactions as contemplated by the Purchase Agreement. The other Advisors also have expertise in the areas of finance, strategy, investment, acquisitions and other matters relating to the Company and its business.

5. The Company desires to avail itself, for the term of this Agreement, Advisors’ expertise in providing financial and structural analysis, due diligence investigations, corporate strategy, other advice and negotiation assistance, which the Company believes will be beneficial to it, and the Advisors desire to provide the services to the Company as set forth in this Agreement in consideration of the payment of the fees described below.

6. The rendering by the Advisors of the services described in this Agreement has been made and will be made on the basis that the Company will pay, or cause to be paid, the fees described below.

In consideration of the premises and agreements contained herein and of other good and valuable consideration, the sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

SECTION 1. Transaction and M&A Advisory Fees. In consideration of BMP undertaking financial and structural analysis, due diligence investigations, corporate strategy and other advice and negotiation assistance necessary in order to enable the Transactions to be consummated, the Company will pay BMP at the closing of the Acquisition (hereinafter referred to as the “Closing Date”) a non-refundable and irrevocable transaction fee of $34,000,000.

SECTION 2. Appointment. The Company hereby engages the Advisors to render the Services (as defined in Section 3(a), below) on the terms and subject to the conditions of this Agreement.

SECTION 3. Services.

(a) Each of the Advisors agree that until the Termination Date (as defined below) or the earlier termination of its obligations under this Section 3(a) pursuant to Section 4(f) hereof, it will render to the Company, by and through itself and its affiliates and such of their respective officers, employees, representatives, agents and third parties as such Advisor in its sole discretion may designate from time to time (“Affiliates”), monitoring, advisory and consulting services in relation to the affairs of the Company and its subsidiaries, including, without limitation, (i) advice regarding the structure, distribution and timing of private or public debt or equity offerings and advice regarding relationships with the Company’s and its subsidiaries’ lenders and bankers, including in relation to the selection, retention and supervision of independent auditors, outside legal counsel, investment bankers or other financial advisors or consultants, (ii) advice regarding the strategy of the Company and its subsidiaries, (iii) advice regarding the structuring and implementation of equity participation plans, employee benefit plans and other incentive arrangements for certain key executives of the Company, (iv) general advice regarding dispositions and/or acquisitions, (v) advice regarding the business of the Company and its subsidiaries, including Biopharmaceutical and product development, advice regarding the business of the Company and its subsidiaries, including Biopharmaceutical and product development, and (vi) such other advice directly related or ancillary to the above financial advisory services as may be reasonably requested by the Company (collectively, the “Services”); provided that each Advisor will be obligated to render the Services from time to time on a relative basis (in other words, as a portion of the aggregate Services to be rendered by all of the Advisors) that corresponds to its then Pro Rata Share. For purpose of this letter, the term Pro Rata Share shall mean a fraction, the numerator of aggregate number of Units or Common Stock (each as defined in the BHP PTS Holdings Amended and Restated Limited Liability Company Agreement) held by affiliates of an Advisor (each an “Affiliated Investor”) and the denominator of which is the total number of Units or Common Stock held by Affiliated Investors of all of the Advisors in the aggregate. However, an Advisor will have no obligation to provide any other services to the Company absent an agreement between such Advisors and the Company over the scope of such other services and the payment therefor.

(b) It is expressly agreed that the Services to be rendered hereunder will not include investment banking or other financial advisory services which may be provided by BMP or any of its Affiliates to the Company, or any of its affiliates, in connection with any specific acquisition, divestiture, disposition, merger, consolidation, restructuring, refinancing, recapitalization, issuance of private or public debt or equity securities (including, without limitation, an initial public offering of equity securities), financing or similar transaction by the Company or any of its subsidiaries. BMP may be entitled to receive additional compensation for providing services of the type specified in the preceding sentence by mutual agreement of the Company or such subsidiary, on the one hand, and BMP or its relevant Affiliates, on the other hand. In the absence of an express agreement regarding compensation for services performed by BMP or any of their Affiliates in connection with any such transaction specified in this Section 3(b), and without regard to whether any such services were performed, BMP shall be entitled to receive upon consummation of:

(i) any such acquisition, divestiture, disposition, merger, consolidation, restructuring or recapitalization, a non-refundable and irrevocable fee equal to (x) 1% of the aggregate enterprise value of the acquired, divested, merged, consolidated, restructured or recapitalized entity (calculated, on a consolidated basis for such entity, as the sum of (1) the market value of its common equity (or the fair market value thereof if not publicly traded), (2) the value of its preferred stock (at liquidation value), (3) the book value of its minority interests and (4) its aggregate long- and short-term debt, less its cash and cash equivalents), or (y) if such transaction is structured as an asset purchase or sale, 1% of the consideration paid for or received in respect of the assets acquired or disposed of;

(ii) any such refinancing, a non-refundable and irrevocable fee equal to 1% of the aggregate value of the securities subject to such refinancing; and

(iii) any such issuance, a non-refundable and irrevocable fee equal to 1% of the aggregate value of the securities subject to such issuance.

(c) Without affecting the rights of the BMP under Section 3(b) hereof, if the Company or any of its subsidiaries determines that it is advisable for the Company or such subsidiary to hire a financial advisor, consultant, investment banker or any similar advisor in connection with any acquisition, divestiture, disposition, merger, consolidation, restructuring, refinancing, recapitalization, issuance of private or public debt or equity securities (including, without limitation, an initial public offering of equity securities), financing or similar transaction, it will notify the Advisors of such determination in writing. Promptly thereafter, upon the request of BMP, the parties will negotiate in good faith to agree upon appropriate services, compensation and indemnification for the Company or such subsidiary to hire BMP or one of its Affiliates for such services. The Company and its subsidiaries may not hire any person, other than BMP or one of its Affiliates, to perform any such services unless all of the following conditions have been satisfied: (i) the parties are unable to agree upon the terms of the engagement of BMP or its Affiliate to render such services after 30 days following receipt by BMP of such written notice; (ii) such other person has a reputation that is at least equal to the reputation of BMP or its Affiliate in respect of such services; (iii) ten business days have elapsed after the Company or such subsidiary provides a written notice to BMP of its intention to hire such other person, which notice shall identify such other person and shall describe in reasonable detail the nature of the services to be provided, the compensation to be paid and the indemnification to be provided; (iv) the compensation to be paid is not more than BMP or its Affiliate was willing to accept in the negotiations described above; and (v) the indemnification to be provided is not more favorable to the Company or the applicable subsidiary than the indemnification that BMP or its affiliate was willing to accept in the negotiations described above.

SECTION 4. Advisory Fee.

(a) In consideration of the Services being rendered by the Advisors, the Company will pay, or will cause to be paid, to the Advisors an annual non-refundable and irrevocable advisory fee (the “Advisory Fee”; the term “Advisory Fee” as used in this Agreement with respect to any annual period means all amounts payable with respect to such annual period pursuant to Sections 4(b) or (c) hereof, as applicable; provided that notwithstanding anything to the contrary contained in this Agreement, the minimum annual Advisory Fee payable to the Advisors shall be $10,000,000).

(b) The Advisory Fee for the year ending June 30, 2007 shall be equal to $2,219,200, which shall be paid, or caused to be paid, by the Company at the Closing in respect of Services to be rendered from the Closing Date to June 30, 2007.

(c) The Advisory Fee for fiscal year 2008 and each subsequent year shall be equal to the greater of $10,000,000 or 3% of Consolidated EBITDA (as defined in the Credit Agreement dated as of April 10, 2007, by and among the Company; Morgan Stanley Senior Funding, Inc. as administrative agent, collateral agent, swing line lender, joint lead arranger and joint bookrunner; Goldman Sachs Credit Partners L.P., as joint lead arranger, joint bookrunner and syndication agent; Bank of America, NA., as joint bookrunner and co-documentation agent; Bear Stearns Corporate Lending Inc. as joint bookrunner and co-documentation agent; General Electric Capital Corporation, as co-documentation agent; and the lenders from time to time party thereto). The Company will pay, or cause to be paid, to the Advisors, $10,000,000 on July 1, 2007, and thereafter on July 1 of each subsequent year. Following the preparation of the Company’s audited financial statements for each fiscal year beginning with the fiscal year ending June 30, 2008, the Company shall calculate Consolidated EBITDA for such fiscal year. If 3% of Consolidated EBITDA for such year exceeds $10,000,000, the Company shall pay the Advisors the amount of such excess.

(d) In the event the Company or any of its subsidiaries enters into a business combination transaction with another entity that is large enough to constitute a “significant subsidiary” of the Company under any of the relevant tests contained in Regulation S-X as promulgated by the Securities and Exchange Commission, the Company and BMP will mutually agree, following good faith negotiations, on an appropriate increase in the minimum annual Advisory Fee as warranted by the increase in the Company’s size. Such increase will be based on the percentage increase in the Company’s EBITDA determined on a pro forma basis giving effect to such business combination transaction.

(e) To the extent the Company cannot pay, or cause to be paid, the Advisory Fee for any reason, including by reason of any prohibition on such payment pursuant to any applicable law or the terms of any debt financing of the Company or its subsidiaries, the payment by the Company or any of its subsidiaries to the Advisors of the accrued and payable Advisory Fee will be payable immediately on the earlier of (i) the first date on which the payment of such deferred Advisory Fee is no longer prohibited under any contract applicable to the Company and the Company or its subsidiaries, as applicable, is otherwise able to make such payment, or cause such payment to be made, and (ii) total or partial liquidation, dissolution or winding up of the Company. Notwithstanding anything to the contrary herein, under any applicable law or under any contract applicable to the Company or its subsidiaries, any forbearance of collection of the Advisory Fee by the Advisors shall not be deemed to be a subordination of such payments to any other person, entity or creditor of the Company or its subsidiaries. Any such forbearance shall be at BMP’s sole option and discretion and shall in no way impair any Advisor’s right to collect such payments. Any installment of the Advisory Fee not paid on the scheduled due date will bear interest, payable in cash on each scheduled due date, at an annual rate of 10%, compounded quarterly, from the date due until paid.

(f) Notwithstanding anything to the contrary contained in this Agreement, BMP may elect (on behalf of the Advisors) (in its sole discretion by the delivery of written notice to the Company) at any time in connection with or in anticipation of a change of control of the Company, a sale of all or substantially all of the Company’s assets or an initial public offering of the equity of the Company or its successor (or at any time thereafter) to receive, in consideration of the termination of the Services and for any remaining Advisory Fees payable by the Company under this Agreement and in addition to any fees owing to the BMP in connection with such transaction pursuant to Section 3(b) hereof, a single lump sum non-refundable and irrevocable cash payment (the “Lump Sum Fee”) equal to the then present value (using a discount rate equal to the yield to maturity on the date of such written notice of the class of outstanding U.S. government bonds having a final maturity closest to the tenth anniversary of the date of this agreement (the “Discount Rate”)) of all then current and future Advisory Fees payable under this Agreement, assuming the Termination Date is the tenth anniversary of the date of such election. Promptly after the receipt of such written notice, the Company shall pay the Lump Sum Fee to the Advisors by wire transfer in same-day funds to the bank account or accounts designated by the Advisors, which payment shall not be refundable under any circumstances. Following the payment of the Lump Sum Fee, the obligation of the Advisors to provide the Services hereunder, and the obligations of the Company to pay Advisory Fees, shall be terminated, but all other provisions of this Agreement shall continue unaffected.

(g) To the extent the Company does not pay, or cause to be paid, any portion of the Lump Sum Payment by reason of any prohibition on such payment pursuant to any applicable law, the terms of any agreement or indenture governing indebtedness of the Company or its subsidiaries, any unpaid portion of the Lump Sum Payment shall be paid to the Advisors on the first date on which the payment of such unpaid amount is permitted under such agreement or indenture. Notwithstanding anything to the contrary herein, under any applicable law or under any contract applicable to the Company or its subsidiaries, any forbearance of collection of the Lump Sum Fee by the Advisors shall not be deemed to be a subordination of such payments to any other person, entity or creditor of the Company or its subsidiaries. Any such forbearance shall be at BMP’s sole option and discretion and shall in no way impair any Advisor’s right to collect such payments. Any portion of the Lump Sum Payment not paid on the scheduled due date shall bear interest at an annual rate equal to the Discount Rate, compounded quarterly, from the date due until paid.

(h) Each of the Advisors shall receive its Pro Rata Share of the Advisory Fee and the Lump Sum Payment.

SECTION 5. Reimbursements. In addition to the fees payable pursuant to this Agreement, the Company will pay, or cause to be paid, directly, or reimburse the Advisors and each of their Affiliates for, their respective Out-of-Pocket Expenses (as defined below). For the purposes of this Agreement, the term “Out-of-Pocket Expenses” means the out-of-pocket costs and expenses incurred by the advisors and their Affiliates in connection with the Transactions and the Services or other services provided by them under this Agreement (including prior to the Effective Time), or in order to make Securities and Exchange Commission and other legally required filings relating to the ownership of equity securities of the Company or its successor by the Advisors or their Affiliates, or otherwise incurred by the Advisors or their Affiliates from time to time in the future in connection with the ownership or subsequent sale or transfer by the Advisors or their Affiliates of capital stock of the Company or its successor, including, without limitation, (a) fees and disbursements of any independent professionals and organizations, including independent accountants, outside legal counsel or consultants, retained by an Advisor or any of its Affiliates, (b) costs of any outside services or independent contractors such as financial printers, couriers, business publications, on-line financial services or similar services, retained or used by an Advisor or any of its Affiliates, and (c) transportation, per diem costs, word processing expenses or any similar expense not associated with the Advisors or their Affiliates’ ordinary operations. All payments or reimbursements for Out-of-Pocket Expenses will be made by wire transfer in same-day funds promptly upon or as soon as practicable following request for payment or reimbursement in accordance with this Agreement, to the bank account indicated to the Company by the relevant payee.

SECTION 6. Indemnification.

The Company will indemnify and hold harmless the Advisors, their Affiliates and their respective partners (both general and limited), members (both managing and otherwise), officers, directors, employees, agents and representatives (each such person being an “Indemnified Party”) from and against any and all actions, suits, investigations, losses, claims, damages and liabilities, including in connection with seeking indemnification, whether joint or several (the “Liabilities”), related to, arising out of or in connection with the Services or other services contemplated by this Agreement or the engagement of the Advisors pursuant to, and the performance by the Advisors of the Services or other services contemplated by, this Agreement, whether or not pending or threatened, whether or not an Indemnified Party is a party, whether or not resulting in any liability and whether or not such action, claim, suit, investigation or proceeding is initiated or brought by the Company. The Company will reimburse any Indemnified Party for all reasonable costs and expenses (including reasonable attorneys’ fees and expenses and any other litigation-related expenses) as they are incurred in connection with investigating, preparing, pursuing, defending or assisting in the defense of any action, claim, suit, investigation or proceeding for which the Indemnified Party would be entitled to indemnification under the terms of the previous sentence, or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto. The Company agrees that it will not, without the prior written consent of the Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the Indemnified Party from all liability, without future obligation or prohibition on the part of the Indemnified Party, arising or that may arise out of such claim, action or proceeding, and does not contain an admission of guilt or liability on the part of the Indemnified Party. The Company will not be liable under the foregoing indemnification provision with respect to any particular loss, claim, damage, liability, cost or expense of an Indemnified Party that is determined by a court, in a final judgment from which no further appeal may be taken, to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party. The attorneys’ fees and other expenses of an Indemnified Party shall be paid by the Company as they are incurred upon receipt, in each case, of an undertaking by or on behalf of the Indemnified Party to repay such amounts if it is finally judicially determined that the Liabilities in question resulted solely from the gross negligence or willful misconduct of such Indemnified Party.

The rights of an Indemnified Party to indemnification hereunder will be in addition to any other rights and remedies any such person may have under any other agreement or instrument to which each Indemnified Party is or becomes a party or is or otherwise becomes a beneficiary or under any law or regulation.

SECTION 7. Accuracy of Information. The Company shall furnish or cause to be furnished to the Advisors such information as an Advisor believes reasonably appropriate to rendering the Services and other services contemplated by this Agreement and to comply with the Securities and Exchange Commission or other legal requirements relating to the beneficial ownership by the Advisors or their Affiliates of equity securities of the Company (all such information so furnished, the “Information”). The Company recognizes and confirms that the Advisors (a) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the Services and other services contemplated by this Agreement without having independently verified the same, (b) do not assume responsibility for the accuracy or completeness of the Information and such other information and (c) are entitled to rely upon the Information without independent verification.

Section 8. Term. This Agreement will become effective as of the Effective Time and (except as otherwise provided herein) will continue until the “Termination Date,” which is the earliest of (i) the tenth anniversary of the date hereof, (ii) such time as the Affiliated Investors beneficially own less than 5% of the total common equity of the Company in the aggregate, (iii) with respect to any Advisor, such Advisor’s Affiliated Investors no longer hold at least 50% of the Units acquired by such Advisor’s Affiliated Investors on the date hereof and (iii) such earlier date as the Company and the Advisors may mutually agree upon in writing; provided, that (x) the occurrence of the Termination Date will not affect the obligations of the Company to pay, or cause to be paid, any amounts accrued but not yet paid as of such date, (y) Section 5 hereof will remain in effect after the Termination Date with respect to Out-of-Pocket Expenses that were incurred prior to or within a reasonable period of time after the Termination Date, but which have not been paid to the Advisors in accordance with Section 5 hereof, and (z) the provisions of Sections 4(e), 4(g), 4(h), 6, 7, 9 and 10 hereof will survive after the Termination Date. The Advisory Fee will accrue and be payable with respect to the entire fiscal year of the Company in which the Termination Date occurs.

SECTION 9. Disclaimer, Opportunities, Release and Limitation of Liability.

(a) Disclaimer; Standard of Care. The Advisors make no representations or warranties, express or implied, in respect of the Services to be provided by them hereunder. In no event shall the Advisors be liable to the Company or any of its Affiliates for any act, alleged act, omission or alleged omission that does not constitute gross negligence or willful misconduct of the Advisors as determined by a final, non-appealable determination of a court of competent jurisdiction.

(b) Freedom to Pursue Opportunities. In recognition that the Advisors and their Affiliates currently have, and will in the future have or will consider acquiring, investments in numerous companies with respect to which the Advisors or their Affiliates may serve as an advisor, a director or in some other capacity, in recognition that the Advisors and their Affiliates have myriad duties to various investors and partners, in anticipation that the Company, on the one hand, and the Advisors (or one or more Affiliates, associated investment funds or portfolio companies), on the other hand, may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, in recognition of the benefits to be derived by the Company hereunder, and in recognition of the difficulties which may confront any advisor who desires and endeavors fully to satisfy such advisor’s duties in determining the full scope of such duties in any particular situation, the provisions of this Section 9(b) are set forth to regulate, define and guide the conduct of certain affairs of the Company as they may involve the Advisors. Except as the Advisors may otherwise agree in writing after the date hereof:

(i) The Advisors and their Affiliates shall have the right: (A) to directly or indirectly engage in any business (including, without limitation, any business activities or lines of business that are the same as or similar to those pursued by, or competitive with, the Company and its subsidiaries); (B) to directly or indirectly do business with any client or customer of the Company and its subsidiaries; (C) to take any other action that the Advisor believes in good faith is necessary to or appropriate to fulfill its obligations as described in the first sentence of this Section 9(b); and (D) not to present potential transactions, matters or business opportunities to the Company or any of its subsidiaries, and to pursue, directly or indirectly, any such opportunity for themselves, and to direct any such opportunity to another person.

(ii) The Advisors and their Affiliates shall have no duty (contractual or otherwise) to communicate or present any corporate opportunities to the Company or any of its affiliates or to refrain from any actions specified in Section 9(b)(i) hereof, and the Company, on its own behalf and on behalf of its affiliates, hereby irrevocably waives any right to require the Advisors or any of its Affiliates to act in a manner inconsistent with the provisions of this Section 9(b).

(iii) Neither the Advisors nor any of their Affiliates shall be liable to the Company or any of its affiliates for breach of any duty (contractual or otherwise) by reason of any activities or omissions of the types referred to in this Section 9(b) or of any such person’s participation therein.

(c) Release. The Company hereby irrevocably and unconditionally releases and forever discharges the Advisors and their Affiliates and their respective partners (both general and limited), members (both managing and otherwise), officers, directors, employees, agents and representatives from any and all liabilities, claims and causes of action in connection with the Services or other services contemplated by this Agreement or the engagement of the Advisors pursuant to, and the performance by the Advisors of the Services or other services contemplated by, this Agreement that the Company may have, or may claim to have, on or after the date hereof, except with respect to any act or omission that constitutes gross negligence or willful misconduct as determined by a final, non-appealable determination of a court of competent jurisdiction.

(d) Limitation of Liability. In no event will the Advisors or any of their Affiliates be liable to the Company or any of its affiliates for any indirect, special, incidental or consequential damages, including, without limitation, lost profits or savings, whether or not such damages are foreseeable, or for any third-party claims (whether based in contract, tort or otherwise), relating to, in connection with or arising out of this Agreement, including, without limitation, the services to be provided by the Advisors or any of their Affiliates hereunder, or for any act or omission that does not constitute gross negligence or willful misconduct as determined by a final, non-appealable determination of a court of competent jurisdiction or in excess of the fees actually received by the Advisors hereunder.

SECTION 10. Miscellaneous.

(a) No amendment or waiver of any provision of this Agreement, or consent to any departure by any party hereto from any such provision, will be effective unless it is in writing and signed by each of the parties hereto. Any amendment, waiver or consent will be effective only in the specific instance and for the specific purpose for which given. The waiver by any party of any breach of this Agreement will not operate as or be construed to be a waiver by such party of any subsequent breach.

(b) Any notices or other communications required or permitted hereunder shall be made in writing and will be sufficiently given if delivered personally or sent by facsimile with confirmed receipt, or by overnight courier, addressed as follows or to such other address of which the parties may have given written notice:

if to BMP or the Advisors collectively:

c/o The Blackstone Group L.P.

345 Park Avenue

New York, New York 10154

Attention: Chinh E. Chu

Facsimile: (212) 583-5712

with a copy (which copy shall not constitute notice) to:

Genstar Capital, LLC

Four Embarcadero, Suite 1900

San Francisco, CA 94111

Attention: Jean-Pierre L. Conte

Facsimile: (415) 834-2383

and

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: Wilson S. Neely

Facsimile: (212) 455-7063

If to GCL, to:

Genstar Capital, LLC

Four Embarcadero, Suite 1900

San Francisco, CA 94111

Attention: Jean-Pierre L. Conte

Facsimile: (415) 834-2383

If to ACL, to:

Aisling Capital II, L.P.

888 Seventh Avenue, 30th Fl.

New York, New York 10106

Attention: Brett Zbar

Facsimile: (212) 651-6379

if to the Company:

c/o The Blackstone Group L.P.

345 Park Avenue

New York, New York 10154

Attention: Chinh E. Chu

Facsimile: (212) 583-5722

Unless otherwise specified herein, such notices or other communications will be deemed received (i) on the date delivered, if delivered personally or sent by facsimile with confirmed receipt, and (ii) one business day after being sent by overnight courier.

(c) This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof, and supersedes all previous oral and written (and all contemporaneous oral) negotiations, commitments, agreements and understandings relating hereto.

(d) This Agreement will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to any conflicts of law principles.

(e) Each party to this Agreement, by its execution hereof, (i) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County, New York for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (iii) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this agreement, the court in which such litigation is being heard shall be deemed to be included in clause (i) above. Notwithstanding the foregoing, any party to this Agreement may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by New York law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 10(b) hereof is reasonably calculated to give actual notice.

(f) Except as otherwise contemplated by Section 3(a) hereof, neither this Agreement nor any of the rights or obligations hereunder may be assigned by the Company without the prior written consent of BMP; provided, however, that an Advisor may assign or transfer its duties or interests hereunder to any Affiliate at the sole discretion of such Advisor. Subject to the foregoing, the provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the next sentence, no person or party other than the parties hereto and their respective successors or permitted assigns is intended to be a beneficiary of this Agreement. The parties acknowledge and agree that the Advisors and their Affiliates and their respective partners (both general and limited), members (both managing and otherwise), officers, directors, employees, agents and representatives are intended to be third-party beneficiaries under Section 6 hereof.

(g) This Agreement may be executed by one or more parties to this Agreement on any number of separate counterparts (including by facsimile), and all of said counterparts taken together will be deemed to constitute one and the same instrument.

(h) Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

(i) Each payment made by the Company pursuant to this Agreement shall be paid by wire transfer of immediately available federal funds to such account or accounts as specified by the Advisors to the Company prior to such payment.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Transaction and Monitoring Fee Agreement as of the date first written above.

BLACKSTONE MANAGEMENT PARTNERS V L.L.C.

By:	/s/ Chinh Chu
Name:	Chinh Chu
Title:

AISLING CAPITAL LLC

By:	/s/ Dennis J. Purcell
Name:	Dennis Purcell
Title:	M.D.

GENSTAR CAPITAL, LLC

By:	/s/ Robert Weltman
Name:	Robert Weltman
Title:	Managing Director

PTS ACQUISITION CORP

By:	/s/ Bruce McEvoy
Name:	Bruce McEvoy
Title:	Vice President

[Signature Page to Transaction and Monitoring Fee Agreement]